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                                                                    EXHIBIT 99.1
                                                                    ------------


FOR IMMEDIATE RELEASE                  Media Contact:   Jim Brown
March 13, 2001                                          407-251-5578
                                    Investor Contact:   Arne Haak
                                                        407-251-3618

                           AirTran Holdings Confirms

                     First-Quarter 2001 Earnings Estimates
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     ORLANDO, Fla. (March 13, 2001) - AirTran Holdings, Inc. (AMEX: AAI), parent company of AirTran Airways, today announced that it expects significant growth in earnings and is comfortable with First Call consensus estimates of 7 cents per diluted share in net earnings for the first quarter of 2001.

     The First Call estimate of 7 cents per share compares to net earnings of 4 cents per diluted share reported by the Company for the first quarter of 2000.

     Systemwide, AirTran Airways operates 314 daily departures to 34 cities. Offering the convenience of easy, same concourse connections in Atlanta, AirTran Airways operates 139 daily departures from Hartsfield Atlanta International Airport, the world's busiest airport.

     AirTran Airways provides everyday, affordable air travel throughout the eastern United States and, unlike other airlines, never requires a roundtrip purchase or Saturday night stay. AirTran Airways is the launch customer for the Boeing 717, today's newest, most innovative and most environmentally friendly commercial aircraft. AirTran Airways is a subsidiary of AirTran Holdings, Inc. (AMEX: AAI).

     For more information and reservations, visit AirTran Airways' website at www.airtran.com (America Online Keyword: AirTran), call your travel agent or call AirTran Airways at 800-AIRTRAN (800-247-8726) or 770-994-8258 (in Atlanta).